Exhibit 8.1

Fulbright & Jaworski L.L.P.

A Registered Limited Liability Partnership

Fulbright Tower
1301 McKinney, Suite 5100
Houston, Texas 77010-3095

www.fulbright.com

Telephone: (713) 651-5151	Facsimile: (713) 651-5246

February 27, 2008

Enbridge Energy Partners, L.P.

1100 Louisiana, Suite 2900

Houston, Texas 77002

Re:          Enbridge Energy Partners, L.P. — Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Enbridge Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), with respect to certain legal matters in connection with the proposed offering by the Partnership of up to 4,600,000 Class A Common Units representing Class A limited partner interests in the Partnership (including an over-allotment option to purchase up to 600,000 Class A Common Units) (the “Units”) pursuant to the Registration Statement on Form S-3 (Registration No. 333-131076) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) by the Partnership on January 17, 2006, including the base prospectus contained therein, and the Prospectus Supplement filed with the Commission by the Partnership on February 27, 2008 (the “Prospectus Supplement”) relating to the offering of the Units.  In connection therewith, we have participated in the preparation of the discussion (the “Discussion”) set forth under the caption “Material Tax Consequences” in the Prospectus Supplement.

Subject to the assumptions, qualifications and limitation set forth in the Discussion, we hereby confirm that all statements of legal conclusions contained in the Discussion reflect the opinion of Fulbright & Jaworski L.L.P. with respect to the matters set forth therein as of the date of the Prospectus Supplement.

In providing this opinion, we have examined and are relying upon the truth and accuracy at all relevant times of the statements, covenants and representations contained in (i) the Registration Statement, (ii) the Prospectus Supplement, (iii) certain other filings made by the Partnership with the Commission and (iv) other information provided to us by the Partnership and Enbridge Energy Company, Inc., a Delaware corporation and the general partner of the Partnership.

We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement and to the use of our name in the Discussion.

Very truly yours,

/s/ Fulbright & Jaworski L.L.P.

Fulbright & Jaworski L.L.P.

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